UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 16, 2012
Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices including zip code)

(626) 768-6000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

East West Bancorp, Inc.
Current Report of Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On July 16, 2012, the Board of Directors of East West Bancorp, Inc. (the “Company”) appointed Tak-Chuen Clarence Kwan to its Board of Directors.

     Mr. Kwan is a retired senior partner of the Chinese Services Group of Deloitte LLP. He joined Deloitte in 1978 where he held a number of leadership roles, including National Managing Partner of the Chinese Services Group of Deloitte U.S. and National Managing Partner and Deputy CEO of Deloitte China. Mr. Kwan has over 30 years of financial advisory and management experience. Since the mid-1980’s, he has been advising U.S., Chinese, and other multinational companies on cross-border investment, including mergers and acquisitions, joint ventures and other direct foreign investments.  He has also assisted large and high-growth Chinese enterprises, both state-owned and privately-held, to achieve sustainable success in the U.S.  From 1995 to 2002, he grew Deloitte’s Beijing office from 25 to over 500 professionals and expanded Deloitte China’s national service capabilities to include management consulting and financial advisory services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 16, 2012

EAST WEST BANCORP, INC.

By:	/s/ Douglas P. Krause
Douglas P. Krause, Esq. Executive Vice President and General Counsel